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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported): June 12, 2000


                        MERCER INTERNATIONAL INC.
          (Exact Name of Registrant as Specified in Its Charter)


                                Washington
                         (State of Incorporation)


            0-9409                                  91-6087550
    (Commission File Number)          (I.R.S. Employer Identification No.)


                Giesshubelstrasse 15, 8045 Zurich, Switzerland
         (Address of Principal Executive Offices, including Zip Code)


                             41 (1) 201 7710
            (Registrant's Telephone Number, including Area Code)


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ITEM 5.   OTHER EVENTS.

Mercer International Inc. (the "Corporation") issued a press release on June 12, 2000 announcing that it has sold its packaging paper mill located in Trebsen, Germany (the "Trebsen Facility").

The Corporation will realize proceeds of approximately DM 18 million (US$8.8 million) plus an amount equal to the net working capital associated with the Trebsen Facility from the sale. As a result of the said sale, the Corporation will record a one-time gain of approximately US$0.1 million, or US$0.01 per share (on a fully diluted basis) during the second quarter of 2000. The Trebsen Facility produced packaging paper and had an annual production capacity of approximately 75,000 tonnes. In fiscal 1999, the Trebsen Facility produced approximately 68,000 tonnes of paper, contributed approximately US$17.8 million to the Corporation's revenues and reported operating income of approximately US$0.1 million.

The Corporation will apply approximately DM 11.67 million (US$5.7 million) of the sales proceeds to repay and discharge two governmental loans previously granted in respect of the Trebsen Facility.

The sale of the Trebsen Facility reflected the Corporation's strategy and goal of concentrating its paper resources on the specialty paper market.


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                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                        MERCER INTERNATIONAL INC.

                                        By: /s/ Jimmy S.H. Lee
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                                            Jimmy S.H. Lee
                                            Chairman

Date:    June 21, 2000